EXHIBIT 99.1

For Immediate Release

UNION NATIONAL FINANCIAL CORPORATION AND
DONEGAL FINANCIAL SERVICES CORPORATION
REPORT THE FILING OF A LAWSUIT

Mark D. Gainer, Chairman, President & Chief Executive Officer Union National Financial Corporation Phone: (717) 519-8630 Fax: (717) 735-7121 E-mail: mgainer@uncb.com	Jeffrey D. Miller, Senior Vice President & Chief Financial Officer Donegal Financial Services Corporation Phone: (717) 426-1931 Fax: (717) 426-7009 E-mail: jeffmiller@donegalgroup.com

LANCASTER and MARIETTA, Pennsylvania, June 16, 2010 (GLOBE NEWSWIRE) –  Union National Financial Corporation ("UNNF") (OTC Bulletin Board: "UNNF.OB"), Donegal Financial Services Corporation ("DFSC"), an affiliate of Donegal Group Inc. (Nasdaq: "DGICA" and "DGICB") and Donegal Mutual Insurance Company, today jointly reported they have become aware of the filing of a complaint on June 14, 2010 in the Court of Common Pleas of Lancaster County, Pennsylvania against UNNF, each of the directors of UNNF, DFSC and certain affiliated entities of DFSC (collectively, the "Donegal Parties").

The complaint purports to be a class action filed on behalf of the holders of UNNF common stock arising from certain alleged actions by UNNF and its board of directors in connection with the previously announced proposed merger of UNNF with and into DFSC.

UNNF and the Donegal Parties believe the factual allegations in the complaint are without merit and intend to defend vigorously against the allegations in the complaint.

Donegal Group Inc. and Union National Financial Corporation will file a proxy statement/prospectus and other relevant documents with the SEC in connection with the mergers.  SHAREHOLDERS OF UNION NATIONAL FINANCIAL CORPORATION ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, when they become available, and any other documents filed by Donegal Group Inc. and Union National Financial Corporation with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Donegal Group Inc. by contacting Jeffrey D. Miller, Senior Vice President & Chief Financial Officer, Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania, 17547, telephone: (717) 426-1931, and by Union National Financial Corporation by contacting Mark D. Gainer, President and Chief Executive Officer, Union National Financial Corporation, 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601, telephone: (717) 519-8630.

Union National Financial Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants' ownership of Union National Financial Corporation stock will be set forth in the proxy statement/prospectus relating to the merger when it becomes available.  This communication does not constitute an offer of any securities for sale.

We base all statements contained in this release that are not historic facts on our current expectations.  These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties.  Actual results could vary materially.  Among the factors that could cause actual results to vary materially include:  our ability to maintain profitable operations, the adequacy of our subsidiaries reserves for losses and loss adjustment expenses, business and economic conditions in the areas in which we operate, competition from various insurance and non-insurance businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments, changes in regulatory requirements and other risks we describe from time to time in the periodic reports we file with the Securities and Exchange Commission.  You should not place undue reliance on any such forward-looking statements.  We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.